Exhibit 99.1

MYOS RENS Technology Inc. Announces $2,125,000 Registered Direct Offering

CEDAR KNOLLS, NJ – February 3, 2017 – MYOS RENS Technology Inc. (the “Company”) (NASDAQ: MYOS) today announced that an institutional investor has agreed to purchase approximately $2.125 million of the Company’s common stock in a registered direct offering.

The Company entered into a securities purchase agreement with the investor pursuant to which the Company agreed to sell 500,000 shares of its common stock at a per share price of $4.25. The closing of the registered direct offering is expected to take place on or about February 8, 2017, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds for general corporate purposes.

Chardan Capital Markets, LLC is acting as sole placement agent in connection with the registered direct offering.

A shelf registration statement (File No. 333-199392) relating to the shares of common stock issued in the registered direct offering was filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the registered direct offering will be filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, from request at Chardan Capital Markets, LLC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in the registered direct offering or the concurrent private placement. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MYOS RENS Technology Inc.

MYOS RENS Technology (MYOS), "The Muscle Company™", is a Cedar Knolls, NJ-based biotherapeutics and bionutrition company focused on developing products that improve muscle health and performance and bringing them to market. MYOS is the owner of Fortetropin®, the world's first clinically demonstrated myostatin reducer. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. Fortetropin® is manufactured to optimize biological activity, which MYOS believes has the potential to redefine existing standards of physical health and wellness enhancement. For more information on MYOS and its proprietary ingredient, Fortetropin® visit www.myosrens.com.

Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to product and customer demand, market acceptance of our products, the ability to create new products through research and development, the successful launch of our products, the success of our research and development, the results of the clinical evaluation of Fortetropin® and its effects, the ability to enter into partnership opportunities, the ability to generate the forecasted revenue stream and cash flow from sales of our products, the ability to achieve a sustainable, profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, competition from other providers and products, the continued listing of our securities on the Nasdaq Stock Market, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. Our products are not intended to diagnose, treat, cure or prevent any disease.